Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of our report dated March 16, 2001, which appears in the annual Report on Form 10-KSB of Paradise Music & Entertainment, Inc. and Subsidiaries for the year ended December 31, 2000.


/s/ Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 25, 2002